CONTACT:

Anita Vazquez
8x8, Inc.
(408) 727-1885
Anita.Vazquez@8x8.com

8X8 ANNOUNCES RESULTS OF FIRST QUARTER OF FISCAL 2004

SANTA CLARA, Calif. (July 25, 2003) - 8x8, Inc. (Nasdaq: EGHT) today announced financial results for its first fiscal quarter ended June 30, 2003.

Total revenues for the first quarter of fiscal 2004 were $1.6 million, compared with $3.3 million for the same period of the prior year. The net loss for the quarter was $1.5 million, or $0.05 per share, compared with a net loss of $2.1 million, or $0.8 per share for the same period last year.

For detailed financial results and other disclosures, see 8x8's Report on Form 10-Q for the quarter ended June 30, 2003 as filed with the Securities and Exchange Commission on July 25, 2003.

Additionally, the company announced that it has promoted Dr. Barry Andrews to President, and Marc Petit-Huguenin to Chief Technology Officer and Vice President, Engineering. Dr. Andrews most recently served as Chief Technology Officer and Vice President, Engineering, and Mr. Petit-Huguenin formerly served as Packet8's Chief Software Architect. Huw Rees, in addition to his role as CEO of Centile, Inc., will assume the role of Vice President, Sales and Marketing of 8x8, Inc.

About 8x8, Inc.

8x8, Inc. offers the Packet8 broadband telephone service ( www.packet.net), consumer videophones, hosted iPBX solutions (through its subsidiary Centile, Inc.), and voice and video semiconductors and related software (through its subsidiary Netergy Microelectronics, Inc.). For more information, visit 8x8's web site at www.8x8.com.

Editors: 8x8 is a trademark of 8x8, Inc.

Financial Tables To Follow

8x8, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts; unaudited)

                                                Three months ended
                                                    June 30,
                                               --------------------
                                                 2003       2002
                                               ---------  ---------
Product revenues............................. $     861  $   1,374
License and other revenues...................       762      1,894
                                               ---------  ---------
          Total revenues.....................     1,623      3,268
                                               ---------  ---------

Cost of product revenues.....................       363        605
Cost of license and other revenues...........       391        256
                                               ---------  ---------
          Total cost of revenues.............       754        861
                                               ---------  ---------
          Gross profit.......................       869      2,407
                                               ---------  ---------
Operating expenses:
  Research and development...................     1,044      2,392
  Selling, general and administrative........     1,266      2,183
                                               ---------  ---------
          Total operating expenses...........     2,310      4,575
                                               ---------  ---------
Loss from operations.........................    (1,441)    (2,168)
Other income (expense), net..................       (59)        43
                                               ---------  ---------
Net loss..................................... $  (1,500) $  (2,125)
                                               =========  =========

Net loss per share:
   Basic and diluted......................... $   (0.05) $   (0.08)

Weighted average number of shares:
   Basic and diluted.........................    28,475     28,246

8x8, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

                                               June 30,   March 31,
                                                 2003       2003
                                               ---------  ---------
ASSETS
Current assets:
  Cash and cash equivalents.................. $   1,903  $   3,371
  Short-term investments.....................       879        208
  Accounts receivable, net...................       419      1,290
  Inventory..................................       380        352
  Other current assets.......................       719        595
                                               ---------  ---------
          Total current assets...............     4,300      5,816
Property and equipment, net..................       524        841
Intangibles and other assets.................        31         48
                                               ---------  ---------
                                              $   4,855  $   6,705
                                               =========  =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable........................... $     833  $     652
  Accrued compensation.......................       656        847
  Accrued warranty...........................       476        477
  Deferred revenue...........................       292        545
  Other accrued liabilities..................     1,049      1,125
  Income taxes payable.......................       214        226
                                               ---------  ---------
          Total current liabilities..........     3,520      3,872
                                               ---------  ---------

Contingently redeemable common stock.........       488        669
                                               ---------  ---------

Total stockholders' equity...................       847      2,164
                                               ---------  ---------
                                              $   4,855  $   6,705
                                               =========  =========